As filed with the Securities and Exchange Commission on December 27, 1996

                                                          File No. 811-7264



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM N-1A

                             REGISTRATION STATEMENT
                                      UNDER
                      THE INVESTMENT COMPANY ACT OF 1940    X

                                AMENDMENT NO. 5             X


                         GREATER CHINA GROWTH PORTFOLIO
               (Exact Name of Registrant as Specified in Charter)


                                24 Federal Street
                           Boston, Massachusetts 02110
                    (Address of Principal Executive Offices)


       Registrant's Telephone number, including Area Code: (617) 482-8260


                                   Thomas Otis
                 24 Federal Street, Boston, Massachusetts 02110
                     (Name and Address of Agent for Service)




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                                EXPLANATORY NOTE




         This Registration Statement, as amended, has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. However, interests in the Registrant have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.
Investments in the Registrant may be made only by U.S. and foreign investment companies, common or commingled trust funds, organizations or trusts described in Section 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended, or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Registrant.

         Throughout this Registration Statement, information concerning Greater China Growth Portfolio (the "Portfolio") is incorporated herein by reference from Amendment No. 65 to the Registration Statement of Eaton Vance Growth Trust (File No. 2-22019 under the Securities Act of 1933, as amended (the "1933
Act"))(the "Feeder Funds Registration Statement"), which was filed electronically with the Securities and Exchange Commission (the "Commission") on December 20, 1996 (Accession No. 0000950156-96-000967). The Feeder Funds Registration Statement contains the prospectus and statement of additional information ("SAI") of EV Traditional Greater China Growth Fund (the "Feeder Fund"), which invests substantially all of its assets in the Portfolio.


                                     PART A

         Responses to Items 1 through 3 and 5A have been omitted pursuant to Paragraph 4 of Instruction F of the General Instructions to Form N-1A.

Item 4.  General Description of Registrant


         Greater China Growth Portfolio (the "Portfolio") is a diversified, open-end management investment company, is organized as a trust under the laws of the State of New York, and is treated as a partnership for federal tax purposes. Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Portfolio may be made only by U.S. and foreign investment companies, common and commingled trust funds, organizations or trusts described in Sections 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.



         Additional information about the investment policies of the Portfolio appears in Part B. The Portfolio is not intended to be a complete investment program, and a prospective investor should take into account its objectives and other investments when considering the purchase of an interest in the Portfolio. The Portfolio's investment objective is nonfundamental and may be changed when authorized by a vote of the Trustees without obtaining the approval of the investors in the Portfolio. The Portfolio cannot assure achievement of its investment objective. In addition, investments in issuers of the China Region involve risks not typically associated with issuers in the United States.


         Registrant incorporates by reference information concerning the Portfolio's investment objective and investment practices and the risk factors associated with investments in the Portfolio from the "Investment Opportunities in the China Region", "The Fund's Investment Objective" and "Investment Policies and Risks" in the Feeder Fund's prospectus (the "Feeder Fund Prospectus"). The Registrant incorporates by reference further information about the risk factors associated with investments in the Portfolio from "Appendix A" in Part I of the Feeder Fund's SAI (the "Feeder Fund SAI").


Item 5.  Management of the Portfolio


         Registrant   incorporates  by  reference  information   concerning  the
Portfolio's management from "Management of the Fund and the Portfolio" in the Feeder Fund Prospectus.


Item 6.  Capital Stock and Other Securities


         An interest in the Portfolio has no preemptive or conversion rights and is fully paid and nonassessable by the Portfolio, except as described in the Feeder Fund Prospectus. Registrant incorporates by reference information concerning the Portfolio's capital stock from "Organization of the Fund and the Portfolio" in the Feeder Fund Prospectus. The Portfolio's turnover rates for the fiscal years ended August 31, 1996 and 1995 were 42% and 32%, respectively.

         As of November 29, 1996, the controlling investors in the Portfolio owned approximately the following percentages of the Portfolio's outstanding voting securities:


         Investor                                               Percentage

         EV Marathon Greater China Growth Fund                    55.5%
         EV Traditional Greater China Growth Fund                 40.8%

         The net asset value of the Portfolio is determined each day on which the New York Stock Exchange (the "Exchange") is open for trading ("Portfolio Business Day") and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the 1940 Act. This determination is made each Portfolio Business Day as of the close of regular trading on the Exchange (normally 4:00 p.m., New York time) (the "Portfolio Valuation Time").

         Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day as of the Portfolio Valuation Time. The value of each investor's interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, determined on the prior Portfolio Business Day, which represents that investor's share of the aggregate interests in the Portfolio on such prior day. Any additions or withdrawals for the current Portfolio Business Day will then be recorded. Each investor's percentage of the aggregate interests in the Portfolio will then be recomputed as the percentage equal to a fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Portfolio Valuation Time on the prior Portfolio Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio on the current Portfolio Business Day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Portfolio Valuation Time on the prior Portfolio Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio on the current Portfolio Business Day by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio for the current Portfolio Business Day.

         The Portfolio will allocate at least annually among its investors each investor's distributive share of the Portfolio's net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit. The Portfolio will make distributions at appropriate times and in sufficient amounts to enable investors to satisfy the tax distribution requirements that apply to the investors and that must be satisfied in order to avoid federal income and/or excise tax on the investors. The Portfolio's net investment income consists of all income accrued on the Portfolio's assets, less all actual and accrued expenses of the Portfolio, determined in accordance with generally accepted accounting principals.

         Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any federal income tax. (See Part B, Item 20.) However, each investor in the Portfolio will be taxable on its allocable share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its federal income tax liability. The determination of each such share will be made in accordance with the governing instruments of the Portfolio, which are intended to comply with the requirements of the Code and regulations promulgated thereunder.

         It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio which seeks to qualify as a regulated investment company under the Code will be able to satisfy the requirements for such qualification.

Item 7.  Purchase of Interests in the Portfolio

         Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See "General Description of Registrant" above.


         Registrant incorporates by reference information concerning the computation of the Portfolio's net asset value and valuation of Portfolio assets from "Valuing Fund Shares" in the Feeder Fund Prospectus. For further information regarding the valuation of the Portfolio's assets, see Part B, Item 19.


         There is no minimum initial or subsequent investment in the Portfolio. The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.


         The placement agent for the Portfolio is Eaton Vance Distributors, Inc. ("EVD"), which is a wholly-owned subsidiary of Eaton Vance Management. The principal business address of EVD is 24 Federal Street, Boston, Massachusetts 02210. EVD receives no compensation for serving as the placement agent for the Portfolio.


Item 8.  Redemption or Decrease of Interest

         An investor in the Portfolio may withdraw all of (redeem) or any portion of (decrease) its interest in the Portfolio if a withdrawal request in proper form is furnished by the investor to the Portfolio. All withdrawals will be effected as of the next Portfolio Valuation Time. The proceeds of a withdrawal will be paid by the Portfolio normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days. The Portfolio reserves the right to pay the proceeds of a withdrawal (whether a redemption or decrease) by a distribution in kind of portfolio securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the interest (whether complete or partial) being withdrawn. If an investor received a distribution in kind upon such withdrawal, the investor could incur brokerage and other charges in converting the securities to cash. The Portfolio has filed with the Commission a notification of election on Form N-18F-1 committing to pay in cash all requests for withdrawals by any investor, limited in amount with respect to such investor during any 90 day period to the lesser of (a) $250,000 or (b) 1% of the net asset value of the Portfolio at the beginning of such period.

         Investments in the Portfolio may not be transferred.

         The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists, or during any other period permitted by order of the Commission for the protection or investors.

Item 9.  Pending Legal Proceedings

         Not applicable.


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                                     PART B

Item 10. Cover Page

         Not applicable.

Item 11.          Table of Contents                                     Page

         General Information and History.................................B-1
         Investment Objectives and Policies..............................B-1
         Management of the Portfolio.....................................B-1
         Control Persons and Principal Holder
              of Securities..............................................B-1
         Investment Advisory and Other Services..........................B-2
         Brokerage Allocation and Other Practices........................B-2
         Capital Stock and Other Securities..............................B-2
         Purchase, Redemption and Pricing of
             Securities..................................................B-3
         Tax Status......................................................B-3
         Underwriters....................................................B-5
         Calculations of Performance Data................................B-5
         Financial Statements............................................B-5

Item 12. General Information and History

         Not applicable.

Item 13. Investment Objectives and Policies


     Part A contains additional information about the investment objective and policies of Greater China Growth Portfolio. This Part B should be read in conjunction with Part A. Capitalized terms used in this Part B and not otherwise defined have the meanings given them in Part A.



         Registrant incorporates by reference additional information concerning the investment policies of the Portfolio as well as information concerning the investment restrictions of the Portfolio from "Additional Information About Investment Policies", "Appendix A" and "Investment Restrictions" in Part I of the Feeder Fund SAI. The Portfolio's portfolio turnover rates for the fiscal years ended August 31, 1996 and 1995 were 42% and 32%, respectively.


Item 14. Management of the Portfolio


         Registrant   incorporates  by  reference  information   concerning  the
management of the Portfolio from "Trustees and Officers" in Part I of the Feeder Fund SAI and "Fees and Expenses" in Part II of the Feeder Fund SAI.


Item 15. Control Persons and Principal Holder of Securities


         As of November 29, 1996, EV Marathon Greater China Growth Fund (the "Marathon Fund") and EV Traditional Greater China Growth Fund (the "Traditional Fund") owned approximately 55.5% and 40.8%, respectively, of the value of the outstanding interests in the Portfolio. Because the Marathon Fund and Traditional Fund control the Portfolio, the Marathon Fund and the Traditional Fund may take actions without the approval of any other investor. Each of the Marathon Fund and the Traditional Fund has informed the Portfolio that whenever it is requested to vote on matters pertaining to the fundamental policies of the Portfolio, it will hold a meeting of shareholders and will cast its vote as instructed by its interestholders. It is anticipated that any other investor in the Portfolio which is an investment company registered under the 1940 Act would follow the same or a similar practice. The Marathon Fund and the Traditional Fund are series of Eaton Vance Growth Trust, an open-end management investment company organized as a business trust under the laws of the Commonwealth of Massachusetts.


Item 16. Investment Advisory and Other Services


         Registrant incorporates by reference information concerning the investment advisory and other services provided for or on behalf of the Portfolio from "Management of the Fund", "Custodian" and "Independent Certified Public Accountants" in Part I of the Feeder Fund SAI and "Fees and Expenses" in
Part II of the Feeder Fund SAI.


Item 17. Brokerage Allocation and Other Practices


         Registrant   incorporates  by  reference  information   concerning  the
brokerage practices of the Portfolio from "Portfolio  Security  Transactions" in
Part I of the Feeder Fund SAI.


Item 18. Capital Stock and Other Securities

         Under the Portfolio's Declaration of Trust, the Trustees are authorized to issue interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred. Certificates representing an investor's interest in the Portfolio are issued only upon the written request of an investor.

         Each investor is entitled to vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate interest in the Portfolio may elect all of the Trustees if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required and has no current intention to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

         The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to its percentage of the interests in the Portfolio), except that if the Trustees recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the interests of the Portfolio) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two-thirds of its investors (with the vote of each being in proportion to the amount of its investment) or (ii) by the Trustees by written notice to its investors.

         In accordance with the Declaration of Trust, there normally will be no meetings of the investors for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees holding office have been elected by investors. In such an event, the Trustees of the Portfolio then in office will call an investors' meeting for the election of Trustees. Except for the foregoing circumstances, and unless removed by action of the investors in accordance with the Portfolio's Declaration of Trust, the Trustees shall continue to hold office and may appoint successor Trustees.

         The Declaration of Trust provides that no person shall serve as a Trustee if investors holding two-thirds of the outstanding interests have removed him from that office either by a written declaration or by votes cast at a meeting called for that purpose. The Declaration of Trust further provides that under certain circumstances, the investors may call a meeting to remove a Trustee and that the Portfolio is required to provide assistance in communicating with investors about such a meeting.

         The Portfolio is organized as a trust under the laws of the State of New York. Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate interest in the Portfolio. The Portfolio intends to maintain fidelity and errors and omissions insurance deemed adequate by the Trustees. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance exists and the Portfolio itself is unable to meet its obligations.


         The Declaration of Trust further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.


Item 19. Purchase, Redemption and Pricing of Securities

         Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. See "Purchase of Interests in the Portfolio" and "Redemption or Decrease of Interest" in Part A.


         Registrant incorporates by reference information concerning valuation of the Portfolio's assets from "Determination of Net Asset Value" in Part I of the Feeder Fund SAI.


Item 20. Tax Status

         The Portfolio has been advised by tax counsel that, provided the Portfolio is operated at all times during its existence in accordance with certain organizational and operational documents, the Portfolio should be classified as a partnership under the Code, and it should not be a "publicly traded partnership" within the meaning of Section 7704 of the Code. Consequently, the Portfolio does not expect that it will be required to pay any federal income tax, and each investor in the Portfolio will be required to take into account in determining its federal income tax liability its share of the Portfolio's income, gains, losses, deductions and tax preference items.


         Under Subchapter K of the Code, a partnership is considered to be either an aggregate of its members or a separate entity, depending upon the factual and legal context in which the question arises. Under the aggregate approach, each partner is treated as an owner of an undivided interest in partnership assets and operations. Under the entity approach, the partnership is treated as a separate entity in which partners have no direct interest in partnership assets and operations. The Portfolio has been advised by tax counsel that, in the case of an investor in the Portfolio that seeks to qualify as a regulated investment company (a "RIC") under the Code, the aggregate approach should apply, and each such investor should accordingly be deemed to own a proportionate share of each of the assets of the Portfolio and to be entitled to the gross income of the Portfolio attributable to that share for purposes of all requirements of Sections 851(b) and 852(b)(5) of the Code. Further, the Portfolio has been advised by tax counsel that each investor in the Portfolio that seeks to qualify as a RIC should be deemed to hold its proportionate share of the Portfolio's assets for the period the Portfolio has held the assets or for the period the investor has been a partner, for purposes of Subchapter K of the Code, in the Portfolio, whichever is shorter. Investors should consult their tax advisers regarding whether the entity or the aggregate approach applies to their investment in the Portfolio in light of their particular tax status and any special tax rules applicable to them.


         In order to enable an investor in the Portfolio that is otherwise eligible to qualify as a RIC, the Portfolio intends to satisfy the requirements of Subchapter M of the Code relating to sources of income and diversification of assets as if they were applicable to the Portfolio and to distribute its net investment income and net realized capital gains in a manner that will enable an investor that is a RIC to comply with those requirements. The Portfolio will allocate at least annually among its investors each investor's distributive share of the Portfolio's net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit in accordance with the Code and applicable Treasury regulations.

         The Portfolio anticipates that it will be subject to foreign taxes on its income (including, in some cases, capital gains) from foreign securities. Tax conventions between certain countries and the U.S. may reduce or eliminate such taxes.

         Foreign exchange gains and losses realized by the Portfolio and allocated to the investors in connection with the Portfolio's investments in foreign securities and certain foreign currency options, futures or forward contracts or foreign currency may be treated as ordinary income and losses under special tax rules. Certain options, futures or forward contracts of the Portfolio may be required to be marked to market (i.e., treated as if closed out) on the last day of each taxable year, and any gain or loss realized with respect to these contracts may be required to be treated as 60% long-term and 40% short-term gain or loss. Positions of the Portfolio in foreign securities and offsetting options, futures or forward contracts may be treated as "straddles" and be subject to other special rules that may affect the amount, timing and character of the Portfolio's income, gain or loss and its allocations among investors. Certain uses of foreign currency and foreign currency derivatives such as options, futures, forward contracts and swaps and investment by the Portfolio in the stock of certain "passive foreign investment companies" may be limited or a tax election may be made, if available, in order to enable an investor that is a RIC to preserve its qualification as a RIC or to avoid imposition of a tax on such an investor.

         The foregoing discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies and financial institutions. Investors should consult their own tax advisers with respect to special tax rules that may apply in their particular situations, as well as the state, local or foreign tax consequences of investing in the Portfolio.

Item 21. Underwriters


         The placement agent for the Portfolio is Eaton Vance Distributors, Inc., which is a wholly-owned subsidiary of Eaton Vance Management and which receives no compensation for serving in this capacity. U.S. and foreign investment companies, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.


Item 22. Calculations of Performance Data

         Not applicable.


Item 23. Financial Statements

         The following audited financial statements of the Portfolio are incorporated by reference into this Part B and have been so incorporated in reliance upon the report of Deloitte and Touche LLP, independent certified public accountants, as experts in accounting and auditing.

         Portfolio of  Investments as at August 31, 1996
         Statement of Assets and Liabilities  as at August 31, 1996
         Statement of Operations for the year ended August 31, 1996
         Statement of Changes in Net Assets for the years ended August 31, 1996 and 1995
         Supplementary Data for the years ended August 31, 1996, 1995 and 1994, and for the period from the start of business, October 28, 1992, to August 31, 1993
         Notes to  Financial  Statements
         Independent  Auditors' Report

         For purposes of the EDGAR filing of this amendment to the Portfolio's registration statement, the Portfolio incorporates by reference the above audited financial statements of the Portfolio, as previously filed electronically with the Commission on October 31, 1996 (Accession Number 0000928816-96-000319).

                                     PART C

Item 24. Financial Statements and Exhibits

     (a) Financial Statements

     The financial statements called for by this Item are incorporated by reference in Part B and listed in Item 23 hereof.

     (b) Exhibits

     1. (a) Declaration of Trust dated September 1, 1992 filed electronically as Exhibit No. 1(a) to Amendment No. 4 to the Registrant's Registration Statement filed with the Commission on December 29, 1995 (Accession No. 0000898432-95-000461) and incorporated herein by reference ("Amendment No. 4").

     (b) Amendment to Declaration of Trust dated October 6, 1992 filed electronically as Exhibit No. 1(b) to Amendment No. 4 and incorporated herein by reference.

     2. By-Laws of the Registrant as adopted September 1, 1992 and revised October 6, 1992 filed electronically as Exhibit No. 2 to Amendment No. 4 and incorporated herein by reference.

     5. Investment Advisory Agreement between the Registrant and Lloyd George Management (Hong Kong) Limited dated October 27, 1992 filed electronically as Exhibit No. 5 to Amendment No. 4 and incorporated herein by reference.

     6. Placement Agent Agreement with Eaton Vance Distributors, Inc. dated November 1, 1996 a substantially similar copy of which was filed electronically as Exhibit No. 6 to Amendment No. 3 to the Registration Statement of Growth Portfolio, File No. 811-8558, filed with the Commission on December 27, 1996 (Accession No. 0001003291-96-000067) and is incorporated herein by reference. (The document differs only with respect to the name of the executing parties.)

     7. The Securities and Exchange Commission has granted the Registrant an exemptive order that permits the Registrant to enter into deferred compensation arrangements with its independent Trustees. See In the Matter of Capital Exchange Fund, Inc., Release No. IC-20671 (November 1, 1994).

     8. (a) Custodian Agreement with Investors Bank & Trust Company dated October 27, 1992 filed electronically as Exhibit No. 8(a) to Amendment No. 4 and incorporated herein by reference.

     (b)  Amendment  to  Custodian   Agreement  dated  February  7,  1994  filed
electronically as Exhibit No. 8(b) to Amendment No. 4 and incorporated herein by reference.

     (c) Amendment to Custodian Agreement dated November 13, 1995 filed electronically as Exhibit No. 8(c) to Amendment No. 4 and incorporated herein by reference.

     9. (a) Administration Agreement between the Registrant and Eaton Vance Management dated October 27, 1992 filed electronically as Exhibit No. 9(a) to Amendment No. 4 and incorporated herein by reference.

     (b) Letter Agreement relating to Investment Advisory Agreement dated January 1, 1996 filed herewith.

     13. Investment representation letter of Eaton Vance Management dated October 7, 1992 filed electronically as Exhibit No. 13 to Amendment No. 4 and incorporated herein by reference.


Item 25. Persons Controlled by or under Common Control with Registrant

         Not applicable.

Item 26. Number of Holders of Securities


                       (1)                           (2)
                   Title of Class             As of November 29, 1996
                Beneficial Interests        Number of Record Holders

                                                     5


Item 27. Indemnification


         Reference is hereby made to Article V of the Registrant's Declaration of Trust, filed as Exhibit 1(a) to Amendment No. 4 and incorporated herein by reference.


         The Trustees and officers of the Registrant and the personnel of the Registrant's administrator are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940.

Item 28. Business and Other Connections of Investment Adviser

         Lloyd George Management (Hong Kong) Limited ("Lloyd George") serves as investment adviser to the Portfolio. Lloyd George, a corporation organized under the laws of Hong Kong, is a wholly owned subsidiary of Lloyd George Management (B.V.I.) Limited ("LGM"). LGM and its subsidiaries act as investment adviser to various individual and institutional clients.

         To the knowledge of the Portfolio, none of the directors or officers of Lloyd George, except as set forth on its Form ADV as filed with the Securities and Exchange Commission, is engaged in any other business, profession, vocation or employment of a substantial nature, except that certain directors and officers also hold various positions with and engage in business for LGM.

Item 29. Principal Underwriters

         Not applicable.

Item 30. Location of Accounts and Records

         The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and at the following locations:

       Name                                 Address

       Eaton Vance Distributors, Inc.       24 Federal Street
        (placement agent)                   Boston, MA  02110

       Lloyd George Management              3808 One Exchange Square
       (Hong Kong) Limited                  Central, Hong Kong
        (investment adviser)

       Eaton Vance Management               24 Federal Street
        (administrator)                     Boston, MA  02110

       Investors Bank and Trust Company     89 South Street
        (custodian)                         Boston, MA  02110

Item 31. Management Services

         Not applicable.

Item 32. Undertakings

         Not applicable.

                                    SIGNATURE



         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 5 to the Registrant's Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston and the Commonwealth of Massachusetts on the 20th day of December, 1996.


                                   GREATER CHINA GROWTH PORTFOLIO


                                   By: /s/ James L. O'Connor

                                   James L. O'Connor, Treasurer

                                INDEX TO EXHIBITS

Exhibit No.      Description of Exhibit


     9.(b) Letter Agreement relating to Investment Advisory Agreement dated January 1, 1996